Law Offices of
                               Gretchen Cowen, APC

            1903 Wright Place, Suite 250  Carlsbad, California  92008
               Telephone (760) 931-0903  Facsimile (760) 438-3026


                                 April 26, 2005



Board  of  Directors
SpaceDev,  Inc.
13855  Stowe  Drive
Poway,  CA  92064

     Re:      Post-Effective  Amendment  No. 2 to Registration Statement on Form
SB-2

Gentlemen:

     We refer to Post-Effective Amendment No. 2 to the registration statement for SpaceDev, Inc., a Colorado corporation (the "Company"), on Form SB-2 (the "Registration Statement") filed with the United States Securities and Exchange Commission (the "Commission") on July 25, 2003 (File No. 333-107360). The Registration Statement relates to the registration for resale of up to 3,214,261 shares of common stock, $0.0001 par value, of the Company (the "Shares") under the Act.

     In rendering the opinions hereinafter expressed, we have examined originals or copies, certified or otherwise, of (1) the amended Registration Statement, which is to be filed with the Commission on the date hereof, together with all exhibits thereto, (2) the Company's Articles of Incorporation and Bylaws and all amendments thereto, (3) the minutes and resolutions of the Board of Directors and shareholders of the Company, all as provided to us by the Company, and (4) such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

     Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of this firm's name under the caption "Experts." In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.



                                        LAW  OFFICES  OF  GRETCHEN  COWEN,  APC

                                   /s/  Law  Offices  of  Gretchen  Cowen,  APC
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